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Exhibit 99.17

TRANSPORTATION SERVICE AGREEMENT
Contract Identification FTI7196

This Transportation Service Agreement (Agreement) is entered into by Great Lakes Gas Transmission Limited Partnership (Transporter) and ANR PIPELINE COMPANY (Shipper).

WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terns and conditions of this Agreement.

NOW, THEREFORE, Transporter and Shipper agree that the terms below constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter.

1.
EFFECTIVE DATE:    December 03, 2012

2.
CONTRACT IDENTIFICATION:    FT17196

3.
RATE SCHEDULE:    FT

4.
SHIPPER TYPE:    Interstate PI

5.
STATE/PROVINCE OF INCORPORATION:    Delaware

6.
TERM:    November 01, 012 to October 31, 2027

7.
EFFECT ON PREVIOUS CONTRACTS:

  This Agreement supersedes, cancels and terminates, as of the effective date stated above, the fol1owing contract(s): Service Agreement dated November 01, 2012 with Contract Identification FT17196.

8.
MAXIMUM DAILY QUANTITY (Dth/Day):    1,700

  Please see Appendix A for further detail.

9.
RATES:

  Unless Shipper and Transporter have agreed to a rate other than the maximum rate, rates shall be Transporter's maximum rates and charges plus an applicable surcharges in effect from time to time under the applicable Rate Schedule (as stated above) on file with the Commission unless otherwise agreed to by the parties in writing. Provisions governing a Rate other than the maximum shall be set forth in this Paragraph 9 and/or on Appendix B hereto.

10.
POINTS OF RECEIPT AND DELIVERY:

  The primary receipt and delivery points are set forth on Appendix A.

11.
RELEASED CAPACITY:

  N/A

12.
INCORPORATION OF TARIFF INTO AGREEMENT:

  This Agreement shall incorporate and in all respects be subject to the "General Terms and Conditions" and the applicable Rate Schedule (as stated above) set forth in Transporter's FERC Gas Tariff, Third Revised Volume No. 1, as may be revised from time to time. Transporter may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or provisions set forth in the applicable Rate Schedule (as stated above) and the "General Terms and Conditions" in Transporter's FERC Gas Tariff, Third Revised Volume No. I, and Transporter shall have the right to place such changes in effect in accordance with the NGA, and this Agreement shall be deemed to include such changes and any such changes which become effective by operation of law and Commission Order, without prejudice to Shipper's right to protest the same.

13.
MISCELLANEOUS:

  No waiver by either party to this Agreement of any one or more defaults by the other in the performance of this Agreement shall operate or be construed as a waiver of any continuing or future default(s), whether of a like or a different character.

  Any controversy between the parties arising under this Agreement and not resolved by the parties shall be determined in accordance with the laws of the State of Michigan.

14.
OTHER PROVISIONS:

  It is agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Partner, agent, management official or employee of the Transporter or any director, officer or employee of any of the foregoing, for any obligation of the Transporter arising under this Agreement or for any claim based on such obligation and that the sole recourse of Shipper under this Agreement is limited to assets of the Transporter.

  Upon termination of this Agreement, Shipper's and Transporter's obligations to each other arising under this Agreement, prior to the date of termination, remain in effect and are not being terminated by any provision of this Agreement.

15.
NOTICES AND COMMUNICATIONS:

  All notices and communications with respect to this Agreement shall be in writing by mail, e-mail, or fax, or other means as agreed to by the parties, and sent to the addresses stated below or to any other such address(es) as may be designated in writing by mail. e-mail, or fax, or other means similarly agreed to:

ADMINISTRATIVE MATTERS
Great Lakes Gas Transmission Limited Partnership Commercial Services 717 Texas Street Houston, TX 77002-2761	ANR PIPELINE COMPANY 717 Texas Avenue Suite 2500 Houston, TX 77002-2761 Attn:

AGREED TO BY:
GREAT LAKES GAS TRANSMISSION LIMITED PARTNERSHIP By: Great Lakes Gas Transmission Company	ANR PIPELINE COMPANY
/s/ JOSEPH E. POLLARD Joseph E. Pollard Director, Commercial Services	/s/ GARY CHARETTE Gary Charette VP US Commercial Operations

APPENDIX A

Contract Identification FT17196

Date: December 03, 2012
Supersedes Appendix Dated: November 01, 2012

Shipper: ANR PIPELINE COMPANY

Maximum Daily Quantity (Dth/Day) per Location:

Begin Date	End Date	Point(s) of Primary Receipt	Points(s) of Primary Delivery	MDO	Maximum Allowable Operating Pressure (MAOP)
11/01/2012	12/02/2012	FARWELL		0	974
12/03/2012	03/31/2013	FARWELL		500	974
04/01/2013	10/31/2013	FARWELL		1,700	974
11/01/2013	03/31/2014	FARWELL		500	974
04/01/2014	10/31/2014	FARWELL		1,700	974
11/01/2014	03/31/2015	FARWELL		500	974
04/01/2015	10/31/2015	FARWELL		1,700	974
11/01/2015	03/31/2016	FARWELL		500	974
04/01/2016	10/31/2016	FARWELL		1,700	974
11/01/2016	03/31/2017	FARWELL		500	974
04/01/2017	10/31/2017	FARWELL		1,700	974
11/01/2017	03/31/2018	FARWELL		500	974
04/01/2018	10/31/2018	FARWELL		1,700	974
11/01/2018	03/31/2019	FARWELL		500	974
04/01/2019	10/31/2019	FARWELL		1,700	974
11/01/2019	03/31/2020	FARWELL		500	974
04/01/2020	10/31/2020	FARWELL		1,700	974
11/01/2020	03/31/2021	FARWELL		500	974
04/01/2021	10/31/2021	FARWELL		1,700	974
11/01/2021	03/31/2022	FARWELL		500	974
04/01/2022	10/31/2022	FARWELL		1,700	974
11/01/2022	03/31/2023	FARWELL		500	974
04/01/2023	10/31/2023	FARWELL		1,700	974
11/01/2023	03/31/2024	FARWELL		500	974
04/01/2024	10/31/2024	FARWELL		1,700	974
11/01/2024	03/31/2025	FARWELL		500	974
04/01/2025	10/31/2025	FARWELL		1,700	974
11/01/2025	03/31/2026	FARWELL		500	974
04/01/2026	10/31/2026	FARWELL		1,700	974
11/01/2026	03/31/2027	FARWELL		500	974
04/01/2027	10/31/2027	FARWELL		1,700	974
11/01/2012	12/02/2012		DEWARD	0	974
12/06/2012	03/31/2013		DEWARD	500	974
04/01/2013	10/31/2013		DEWARD	1,700	974
11/01/2013	03/31/2014		DEWARD	500	974
04/01/2014	10/31/2014		DEWARD	1,700	974
11/01/2014	03/31/2015		DEWARD	500	974
04/01/2015	10/31/2015		DEWARD	1,700	974
11/01/2015	03/31/2016		DEWARD	500	974
04/01/2016	10/31/2016		DEWARD	1,700	974
11/01/2016	03/31/2017		DEWARD	500	974

04/01/2017	10/31/2017	DEWARD	1,700	974
11/01/2017	03/31/2018	DEWARD	500	974
04/01/2018	10/31/2018	DEWARD	1,700	974
11/01/2018	03/31/2019	DEWARD	500	974
04/01/2019	10/31/2019	DEWARD	1,700	974
11/01/2019	03/31/2020	DEWARD	500	974
04/01/2020	10/31/2020	DEWARD	1,700	974
11/01/2020	03/31/2021	DEWARD	500	974
04/01/2021	10/31/2021	DEWARD	1,700	974
11/01/2021	03/31/2022	DEWARD	500	974
04/01/2022	10/31/2022	DEWARD	1,700	974
11/01/2022	03/31/2023	DEWARD	500	974
04/01/2023	10/31/2023	DEWARD	1,700	974
11/01/2023	03/31/2024	DEWARD	500	974
04/01/2024	10/31/2024	DEWARD	1,700	974
11/01/2024	03/31/2025	DEWARD	500	974
04/01/2025	10/31/2025	DEWARD	1,700	974
11/01/2025	03/31/2026	DEWARD	500	974
04/01/2026	10/31/2026	DEWARD	1,700	974
11/01/2026	03/31/2027	DEWARD	500	974
04/01/2027	10/31/2027	DEWARD	1,700	974

QuickLinks

  Exhibit 99.17
TRANSPORTATION SERVICE AGREEMENT Contract Identification FTI7196
APPENDIX A Contract Identification FT17196